UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2005

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On April 7, 2005, Big 5 Sporting Goods Corporation (the “Company”) received notice of a determination by Nasdaq’s Listing Qualifications Staff that the Company fails to comply with the requirements of Nasdaq Marketplace Rule 4310(c)(14) for continued listing due to the delayed filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 and that its securities are therefore subject to delisting from the Nasdaq National Market. The Company intends to appeal the Staff’s determination to the Nasdaq Listing Qualifications Panel, which will stay the delisting until the appeal has been heard and the Panel has rendered its decision. In connection with this appeal and pursuant to Nasdaq Marketplace Rule 4820, the Company intends to submit a written request for hearing to Nasdaq’s Office of Listing Qualifications Hearings. There can be no assurance that the Panel will grant the Company’s request for continued listing.

     The Company issued a press release on April 8, 2005 regarding this matter. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release, dated April 8, 2005, issued by Big 5 Sporting Goods Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION

(Registrant)

Date: April 8, 2005

/s/ Charles P. Kirk
Charles P. Kirk
Senior Vice President and Chief Financial Officer